CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
MultiCell Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-127553 and 333-162031) of MultiCell Technologies, Inc. of our report dated February 28, 2014 with respect to the consolidated financial statements and schedule of MultiCell Technologies, Inc., for the year ended November 30, 2013.

Eide Bailly LLP

Salt Lake City, Utah
February 28, 2014

www.eidebailly.com

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